SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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      14a-6(e)(2))
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[   ] Soliciting Material Pursuant to section 240.14a-12

                               Avoca, Incorporated
                               -------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                               [AVOCA LETTERHEAD]

                                February 17, 2004

Dear Shareholder:

         In July of 2002, the federal government enacted the Sarbanes-Oxley Act of 2002, which requires, among other things, that publicly traded companies, like Avoca, Incorporated, include extensive new disclosures of financial and other information in their periodic reports to shareholders. These new disclosure requirements are intended to improve the transparency and quality of corporate financial reporting.

         One of the new disclosures required by the Sarbanes-Oxley Act of 2002 relates to information about a company's independent auditors. Briefly, under Sarbanes-Oxley, a company must now disclose to its shareholders information related to audit and non-audit services provided by the auditor of the company's financial statements. Sarbanes-Oxley also now requires a more detailed description of the fees paid to the company's auditors than has been required in the past, and changes the categories under which certain auditor's fees are to be reported.

         Subsequent to the printing and preparation of Avoca's 2004 Proxy Statement for mailing, Avoca's attorneys discovered that they had failed to present this disclosure in the Proxy Statement in the newly-required manner. Rather than reprint the Proxy Statement, which would have delayed its mailing and caused the Annual Shareholders Meeting to be delayed, we have prepared the enclosed supplement to the 2004 Proxy Statement, which presents the independent auditor disclosures required by the Sarbanes-Oxley Act of 2002. Please note that while certain auditor's fees are now reported under different categories than in the 2004 Proxy Statement you just received, the total fees paid to auditors remains unchanged at $18,162.


                                                     Respectfully submitted,

                                                     /s/Robert C. Baird, Jr.

                                                     Robert C. Baird, Jr.
                                                     President

 Supplemental Information Related to Avoca, Incorporated's Independent Auditors

         The following information is provided pursuant to the Sarbanes-Oxley Act of 2002, and is intended to supplement the information provided on Page 6 of the 2004 Proxy Statement dated February 17, 2004. Please note that while certain auditor's fees are now reported under different categories than in the 2004 Proxy Statement, the total fees paid to auditors remains unchanged at $18,162.


Audit Fees

         Fees aggregating $16,862 were billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2003, for services regarding Sarbanes-Oxley compliance, and for the reviews of the quarterly financial statements included in the Company's periodic reports for that year. Fees aggregating $13,717 were billed for the same services rendered for the year ended December 31, 2002.

Audit-Related Fees

         No such fees were billed for the years ended December 31, 2003 or December 31, 2002.

Tax Fees

         Fees aggregating $1,300 were billed for professional services rendered for preparation of the Company's state and federal income tax returns for the year ended December 31, 2003. Fees aggregating $2,000 were billed for the same services rendered for the year ended December 31, 2002. An additional amount of $2,513 was billed in 2002 for tax research related to the potential elimination of double taxation of corporate earnings and the distribution thereof to shareholders.

All Other Fees

           No other fees were billed for the years ended December 31, 2003 or December 31, 2002.

Pre-Approval of Auditor's Engagement by the Board of Directors

         The Company's engagement of LeGlue & Company, CPAs, including LeGlue's engagement to perform all of the above-described non-audit services, was pre-approved by the Company's board of directors, in performing the functions of an audit committee. In pre-approving audit and non-audit services, the board of directors considered the independent nature of the auditors, and set maximum amounts that could be charged for specific services to be provided. The board of directors has a policy of not allowing the independent auditors to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act of 2002 or the rules promulgated thereunder by the SEC.


                                              By Order of the Board of Directors




                                                          M. Cleland Powell, III
                                                             Secretary-Treasurer